                                                                  Exhibit 10.1.1

     Biogen, Inc. has omitted from this Exhibit 10.1.1 portions of the Agreement for which Biogen, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested are marked with X's in brackets and such confidential portions have been filed separately with the Securities and Exchange Commission.

                             AGREEMENT AND AMENDMENT

     This Agreement and Amendment (this "Biogen Amendment") is made as of this 1st day of May, 1998, by and between Biogen, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts and having its principal place of business at 14 Cambridge Center, Cambridge, Massachusetts 02142 ("Biogen"), and Schering Corporation, a corporation organized under the laws of the State of New Jersey and having its principal place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033 ("Schering").

                                   WITNESSETH:

     WHEREAS, Schering and Biogen, as successor to Biogen N.V., a corporation organized under the laws of the Netherlands Antilles, are parties to an Exclusive License and Development Agreement, dated December 8, 1979, relating to human recombinant leukocyte interferon (such agreement, as amended to date by the Prior Amendments as defined below, the "Biogen-Schering Agreement"); and

     WHEREAS, certain patent rights owned or controlled by Schering and Biogen, on the one hand, and by Hoffmann-La Roche, Inc. ("Roche") and Genentech, Inc. ("Genentech"), on the other hand, covering the use, manufacture and sale of the respective interferon alpha products of Schering and Roche have been in dispute as among Biogen, Schering, Roche and Genentech and have been the subject of an interference proceeding before -the Board of Patent Appeals and Interferences of the United States Patent and Trademark Office ("USPTO"), entitled DAVID V. GOEDDEL AND SIDNEY PESTKA v. Charles WEISSMANN, Interference No. 101,601 (the "Interference"), which awarded priority to the Goeddel and Pestka Application (the "Roche/Genentech Patent Application") over the Weissmann Application in the Interference. This Interference decision has been appealed ('Interference Appeal") to the United States District Court for the District of Massachusetts (the "Court"); and

     WHEREAS, all the parties wish to avoid the risk and expense attendant upon further litigation and to settle all claims which have been brought in the Interference Appeal, and in order to accomplish these objectives, the parties wish to enter into a settlement agreement as of the same date hereof which specifies the terms and conditions agreed to by the parties to resolve the Interference Appeal (the "Settlement Agreement"); and

     WHEREAS, in connection with the Settlement Agreement, Schering, Biogen, Genentech and Roche (where applicable) have agreed to execute this Biogen Amendment and the Fourth Amendment to that certain agreement dated May 14, 1985 by and between Schering and Roche relating to recombinant human leukocyte interferon (such agreement, as amended by prior amendments thereto, dated May 14, 1985, August 27, 1986, and October 9, 1986, the "Roche-Schering Agreement") (the "Fourth Amendment," and the Biogen Amendment and the Fourth Amendment together, the "Amendments"); and

     WHEREAS, Schering and Biogen agree to the assignment of the Weissmann Application to Schering upon the receipt of all required governmental consents and approvals and the observance of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") in connection with the Biogen Amendment, the Fourth Amendment and the Settlement Agreement (the "Governmental Approvals"); and

     WHEREAS, Schering recognizes that (i) royalty payments might have been due to Biogen under the Biogen Agreement if the Weissmann Application prevailed and
(ii) the payments to be made hereunder are made in consideration of the assignment to Schering of the Weissmann Application and the grant to Schering of the rights set forth in Section 3.2.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. DEFINITIONS.

     1.1. All capitalized terms used herein and not otherwise defined shall have the respective earnings set forth in the Biogen-Schering Agreement.

     1.2. "Additional Patent Rights" shall mean any United States patents that shall issue to Biogen from the following patent applications or any divisional, continuation, continuation-in-part, continuing prosecution application, reissue, renewal or extension thereof or substitute therefor:[xxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxx]; however, U.S. Serial No. 471, 30 1, filed March 3, 1983 is excluded from this definition.

     1.3. "Biogen Patent" shall mean U.S. Patent No. 4,530,901 entitled "Recombinant DNA Molecules and Their Use in Producing Interferon-Like Polypeptides," issued on July 23, 1985.

     1.4. "Prior Amendments" shall mean the amendments and supplements to the Exclusive License and Development Agreement dated as of December 8, 1979, by and between Biogen, Biogen .V., and Biogen N.V. and Schering, executed prior to the date hereof, including without limitation the following: (i) Supplemental Agreement, dated as of March 11, 1983, by and between Biogen N.V., Biogen B.V. and Schering; (ii) Amendatory Agreement, dated as of May 14, 1985, by and between Biogen B.V. and Schering; (iii) Amendment and Settlement Agreement, dated as of September 29, 1988 by and between Biogen, Biogen B.V. and Schering;
(iv) Amendment, dated as of March 20, 1989 by and between Biogen B.V. and Schering; (v) Amendment, dated as of March 23, 1992, by and between Biogen and Schering; and (vi) Supplemental Amendment and Agreement, dated as of March 1, 1994, by and between Schering and Biogen.

     1.5. "Roche Patent Rights" shall mean any United States patents that shall issue from patent applications owned or controlled by Roche individually or jointly with Genentech, that were the subject of the Interference, including, but not limited to,[xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxx] or from any divisional, continuation, continuation-in-part, continuing prosecution application, reissue or extension thereof or substitute therefor.

     1.6. "Royalty Termination Date" shall mean (as applicable):

     a) with respect to Additional Patent Rights for any given Licensed Product or Licensed Combination Product, the last to expire of any issued Additional Patent Rights which has a claim that covers the manufacture, use, offer to sell, sale, export or import of such Licensed Product or Licensed Combinations Product (both as defined in the Biogen-Schering Agreement); or

     b) with respect to the Roche Patent Rights, for any given Licensed SCHERING Product the last to expire of any issued Roche Patent Rights which has a claim that covers the manufacture, use, sale, offer to sell, export or import of such Licensed SCHERING Products, as defined by the Roche-Schering Agreement, as amended by the Fourth Amendment.

     1.7. "Weissmann Application" shall mean U.S. Serial No. 471,301 filed March 2, 1983.

     2. ROCHE PATENT RIGHTS. Biogen hereby acknowledges that Schering is entering into the Fourth Amendment with Roche under which Roche has agreed to grant Schering an exclusive (even as to Roche), non-transferable license and an immunity from suit under the Roche and Roche/Genentech Patent Rights for use solely within the United States to manufacture, have manufactured, import, export, use, offer to sell, and sell Licensed SCHERING Products (as such terms are defined by the Roche-Schering Agreement, as amended by the Fourth Amendment). Biogen also acknowledges that, for consideration granted herein, it retains no right, title or interest in the rights granted to Schering by Roche in the Roche-Schering Agreement, as amended by the Fourth Amendment.

     3. ASSIGNMENT OF WEISSMANN APPLICATION.

     3.l. Biogen hereby agrees to assign, transfer and convey to Schering all of its right, title and interest in and to the Weissmann Application by executing and delivering, within ten (10) days of the last to occur of the Governmental Approvals, an Assignment of Patent Rights substantially in the form of Exhibit A attached hereto (the "Patent Assignment"). Biogen further covenants and agrees that it will from time to time, if requested by Schering, execute, acknowledge and deliver such additional documents and instruments as may be reasonably necessary to effectuate the foregoing assignment.

     3.2. Biogen also agrees that it will assign to Schering, as assignee of the Weissmann Application, contemporaneously with the assignment of the Weissmann Application, the right (i) to contest or consent to the decision of the Board of Patent Appeals and Interferences of the USPTO rendered on December 15, 1995 in the Interference and (ii) to take such actions as Schering in its sole discretion may determine in order to carry on or to conclude the Interference and the Interference Appeal.

     3.3. If, for any reason, the Court does not approve, or withdraws its approval of, the Settlement Agreement, or the Settlement Agreement is declared null and void ab initio after the assignments contemplated in paragraphs 3.1 and
3.2 herein occur, then such assignments shall be deemed null and void ab initio and have no further force and effect and Schering shall execute, acknowledge and deliver such documents and instruments as may be reasonably necessary to effectuate the reassignment to Biogen of all rights assigned pursuant to Sections 3.1 and 3.2 herein.

     4. COVENANTS OF SCHERING.

     4.1. Schering hereby covenants and agrees that it shall (i) seek to enforce in a commercially reasonable matter Article 11 of the Fourth Amendment; (ii) keep Biogen informed in a reasonably prompt manner of all substantive actions of which Schering is aware have been taken with respect to the Roche Patent Rights; and (iii) provide Biogen with copies of all substantive filings and substantive correspondence, to the extent permissible under law, with respect to the Roche Patent Rights that Schering receives from Roche or any governmental authority.

     4.2. Schering hereby represents and warrants that, other than with respect to certain confidential financial terms which have been deleted, the copy of the Roche-Schering Agreement provided to Biogen on the date hereof is true and correct.

     5. AMENDMENTS TO THE BIOGEN-SCHERING AGREEMENT.

     5.1. Section 5.1 of the Biogen-Schering Agreement is hereby amended by deleting the second sentence (i.e., the first full sentence) beginning on page 29 of the Biogen-Schering Agreement, as amended by the Prior Amendments, and substituting in lieu thereof the following:

     Such earned royalties shall be paid (i) at the rate of [xxxxxxxxxxxxxxxxx] with respect to Licensed Products other than Licensed Combination Products and [xx] times the "proration factor" with respect to Licensed Combination Products [xxxxxxxxxxxxxxxxxxxxxxxxx] of aggregate Sales Value (including aggregate Sales Value of Licensed Combination Products) of such sales during each License Year and (ii) at the rate of [xxxxxxxxxxxxxxxxxxxxxxxxx x] with respect to Licensed Products other than Licensed Combination Products and [xxxxx]times the "proration factor" with respect to Licensed Combination Products on the aggregate Sales Value (including aggregate Sales Value of Licensed Combination Products) of all such sales [xxxxxxxxxx xxxxxxxx]in each License Year; provided that no royalties shall be paid under any circumstances on Licensed Products or Licensed Combination Products sold or manufactured in the United States following the date of expiration of the Biogen Patent, i.e., July 23, 2002 (the "Patent Expiration Date"); except that

          (A) After the Patent Expiration Date and through the Royalty Termination Date, in consideration of the assignments described in Sections 3.1 and 3.2 above, royalties shall be paid (I) with respect to Licensed Products sold in the United States during the periods specified below other than Licensed Combination Products, at the royalty rates specified below and (ii) with respect to Licensed Combination Products sold in the United States during such periods at the royalty rates specified below times the "proration factor"

                                                       Royalty Rate
                                                       (Percent of
               Royalty Period                          Sales Value)
               --------------                          ------------

               After the Patent Expiration             [x]
               Date until July 22, 2003

               On or after July 23, 2003               [xxx]
               until July 22, 2004

               On or after July 23, 2004               [x]
               until July 22, 2005

               On or after July 23, 2005               [xxx]
               until July 22, 2006

               On or after July 23, 2006               [x]
               until July 22, 2007

               On or after July 23, 2007 and           [xxx]
               until the Royalty Termination
               Date

          ; and

          (B) After the Patent Expiration Date, with respect to Licensed Products and Licensed Combination Products manufactured in the United States and sold outside the United States, royalties shall be paid if and only to the extent that Biogen still owns an unexpired patent or supplementary protection certificate covering such Licensed Products or Licensed Combination Products in the country in which such Licensed Products or Licensed Combination Products are sold. Any such royalties shall be paid (i) at the rate of [xxxx xxxxxxxxxxxx] with respect to Licensed Products other than Licensed Combination Products and [xx] times the "proration factor" with respect to Licensed Combination Products on such sales [xxxxxxxxxxxxxxxx xxxxxxxx] of aggregate Sales Value (including aggregate Sales Value of Licensed Combination Products) of sales during each License Year; and (ii) at the rate of [xxxxxxxxxxxxxxxxxxxxxx] with respect to Licensed Products and [xxxxx] times the "proration factor" with respect to Licensed Combination Products on such sales within the aggregate Sales Value (including aggregate Sales Value of Licensed Combination Products) of all sales [xxxxxxxxxxxxxx xxxxx]in each License Year.

     For purposes of the foregoing subsections (A) and (B), the Roche Patent Rights shall be deemed to be a "patent with respect to any Biogen Invention" under Section 1. 14(a)(i) of this Schering-Biogen Agreement.

5.2 As further consideration for the execution by Schering of this Biogen Amendment, Biogen hereby agrees that Schering shall be entitled to deduct from earned royalties due under the Biogen-Schering Agreement with respect to Licensed Products sold during any calendar year from and after the calendar year [xxxx] under the Roche-Schering Agreement up to [xxxxxxx] per calendar year, which deductions shall be made from the royalty payment for the third quarter of the License Year in question until a maximum of [xxxxxxxx] has been deducted. It is intended by the parties that no royalties paid by Schering to Roche shall be deductible from royalties due to Biogen under the Biogen-Schering Agreement or hereunder, unless otherwise agreed to by the parties in writing.

     6. CONSENTS AND APPROVALS; COOPERATION.

     6.1. Schering and Biogen shall in good faith cooperate to obtain all Governmental Approvals. Both parties agree to: (i) take promptly all actions necessary to make the filings required of the parties; (ii) comply at the earliest practicable date with any requests for additional information received either by Biogen or Schering from a governmental authority; and (iii) furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing, to the extent permissible under law. Biogen and Schering agree to provide the other with copies of all correspondence between either of them (or their advisors) and any government antitrust entity relating to this Biogen Amendment, the Fourth Amendment or the Settlement Agreement to the extent permissible under law. Biogen and Schering agree that all meetings with a governmental authority relating to any matters described in this Section
6.1 shall include representatives of both Biogen and Schering unless Biogen and Schering jointly decide otherwise or the governmental authority objects to such attendance.

     6.2. Nothing in this Biogen Amendment shall require Biogen or Schering, as a consequence of any government action or threatened action, to change, modify, add, or delete any material term in this Biogen Amendment, or to take any other action that shall have a material adverse effect on such party. Either party may provide notice to the other party that it concludes, in good faith, it would not be feasible and consistent with the intentions of the parties in entering into this Biogen Amendment to continue the effectiveness of this Biogen Amendment in the event any governmental agency seeks to enjoin or a court enjoins the parties from acting pursuant to this Biogen Amendment or a governmental authority seeks to terminate this Biogen Amendment. Upon the receipt of such notice by the other party, this Biogen Amendment shall be declared null and void ab initio and the Biogen-Schering Agreement shall remain in full force and effect as if this Biogen Amendment and Patent Assignment had never been executed, and Schering shall execute an assignment in mutually satisfactory form assigning the Weissmann Application to Biogen.

     7. CONFIDENTIALITY. No party shall make any public statements with respect to this Biogen Amendment or the transactions or agreements contemplated hereby, the Fourth Amendment, the Interference, the Interference Appeal, the Settlement Agreement, nor shall any of the parties hereto disclose to any third party the terms of this Biogen Amendment or any of the other agreements referenced in this
Section 7, or the relationships created hereby, without, in any such case, the prior written consent of the other parties hereto, except as required by law or regulation. Each party may make a press release concerning this Biogen Agreement or the Settlement Agreement, but agree that prior to making such release, such party will submit the text thereof to the other party and shall issue the release only with the approval of such party, which approval shall not be unreasonably withheld; provided, that, once information has been released in accordance with this Section 7, the information contained in such release may subsequently be released by the releasing party without the prior approval or consent of the other party.

     8. REVOCATION. In addition to those rights specified in Paragraph 6.2 above, this Biogen Amendment and the Patent Assignment (if executed), shall be null and void ab initio, and Schering shall execute an assignment in mutually satisfactory form assigning the Weissmann Application to Biogen and the present Biogen-Schering Agreement (prior to this Biogen Amendment), shall remain in full force and effect as if this Biogen Amendment and the Patent Assignment (if executed) had never been executed, if (i) either a stay of litigation in the Interference Appeal agreed to by the parties in the Settlement Agreement is not granted by the court or is lifted by the court prior to the termination of the Interference Appeal by Schering, as assignee of Biogen, under the provisions of Paragraph 3 of the Settlement Agreement; (ii) the Settlement Agreement is properly declared null and void ab initio or a governmental authority whose prior approval must be obtained, enjoins, rejects or rescinds the Settlement Agreement, the Fourth Amendment, or this Biogen Amendment or otherwise fails to render a final approval on or before December 31, 1998; or (iii) Roche fails to enter into the Fourth Amendment.

     9. COVENANTS OF BIOGEN. Section 12.1 of the Biogen-Schering Agreement shall apply to the prosecution of Additional Patent Rights. In addition, Biogen hereby covenants and agrees that it shall (i) keep Schering fully informed of all actions taken with respect to the Additional Patent Rights, and (ii) provide Schering with copies of all proposed filings and correspondence with respect to the Additional Patent Rights at least thirty (30) days before submission to the relevant patent office, and give good faith consideration to any comments and suggestions of Schering with respect thereto. Any and all costs and expenses incurred by Biogen in connection with any such actions shall be borne by Biogen.

     10. MISCELLANEOUS.

     10.1. This Biogen Amendment shall constitute an amendment of the Biogen-Schering Agreement within the meaning of Section 18 thereof.

     10.2. Except as expressly set forth herein, all of the other terms and conditions of the Biogen-Schering Agreement shall remain in full force and effect.

     10.3. In the event of any inconsistency between this Biogen Amendment and the Biogen Agreement (as previously amended), the provisions of this Biogen Amendment shall govern.

     IN WITNESS WHEREOF, the parties have caused this Biogen Amendment to be executed by their respective officers hereunto duly authorized as of the date and year first written above.


                                      SCHERING  CORPORATION


                                      By:
                                           -------------------------------------
                                      Name:  Thomas C. Lauda
                                      Title: Vice President


                                      BIOGEN, INC.


                                      By:  -------------------------------------
                                      Name:  James R. Tobin
                                      Title: President & Chief Executive Officer

                                                                       EXHIBIT A

                           ASSIGNMENT OF PATENT RIGHTS

     ASSIGNMENT OF PATENT RIGHTS, dated as of May _, 1998 from Biogen, Inc., a Massachusetts corporation ("Biogen"), to Schering Corporation, a New Jersey corporation ("Schering").

                                   WITNESSETH

     WHEREAS, Biogen and Schering have entered into an Agreement and Amendment dated as of even date hereof (the "Biogen Amendment"), pursuant to which Biogen has agreed to transfer certain patent rights to Schering upon the receipt of certain governmental approvals and consents and observance of certain waiting periods specified therein ("Governmental Approvals") in exchange for the payment by Schering of certain royalties specified therein.

     NOW, THEREFORE, in consideration of the premises and in satisfaction of its obligation under the Biogen Amendment and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Biogen hereby conveys, transfers and assigns to, and vests in Schering and its successors and assigns, all of Biogen's right, title and interest, in and to the patent rights described on Schedule A attached hereto (the "Assigned Patent Rights").

     TO HAVE AND TO HOLD all of the foregoing Assigned Patent Rights unto Schering, its successors and assigns, to its and their own proper use forever:

     1. Biogen, for itself and its successors and assigns, hereby covenants that, at any time and from time TO time after delivery of this instrument, at Schering's request and expense but without further consideration, Biogen will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, conveyances, instruments, transfers, assignments, powers of attorney and assurances as reasonably may be required for the better assuring, conveying, transferring, confirming and vesting in or to Schering, the Assigned Patent Rights or to enable Schering, its successors and assigns, to realize upon or otherwise to enjoy the Assigned Patent Rights.

     2. This instrument is executed by, and shall be binding upon Biogen, its successors and assigns, for the uses and purposes above set forth and referred to, effective as of the date hereof.

     3.Terms used herein shall have the same meaning that such terms have when used in the Biogen Amendment. In the event of any inconsistency between the provisions hereof and the provisions of the Biogen Amendment, the provisions of the Biogen Amendment shall be controlling. The representation and warranties and other terms and conditions of the Biogen Amendment shall be incorporated in and shall survive execution and delivery of this Assignment of Patent Rights.

     4. This Assignment of Patent Rights shall be governed by and construed and enforced in accordance with the laws of the state of New Jersey.

     IN WITNESS WHEREOF, Biogen and Schering have caused this Assignment of Patent Rights to be signed by their respective authorized officers as an instrument under seal, on the day and year first above written.



                                      SCHERING CORPORATION



                                      By:
                                          -----------------------------------
                                      Title:


                                      BIOGEN, INC.



                                      By:
                                          -----------------------------------
                                      Title:

                                                                      SCHEDULE A

                             ASSIGNED PATENT RIGHTS

     "Assigned Patent Rights" shall mean the patent application designated as U.S. Serial No. 471,301 filed March 2, 1983.